FOR IMMEDIATE RELEASE

THURSDAY, MAY 15, 2008

CARE INVESTMENT TRUST INC. ANNOUNCES

FIRST QUARTER 2008 RESULTS

2008 First Quarter Highlights

•	Generated net income in the 2008 first quarter of $0.5 million, or $0.02 per basic and diluted share.
•	Reported FFO and AFFO per basic and diluted share of $0.13 and $0.17, respectively.
•	Invested an additional $14.4 million during the first quarter.
•	Declared a 2008 first quarter dividend of $0.17 per share.

NEW YORK – May 15, 2008 – Care Investment Trust Inc. (NYSE: CRE) (“Care”), a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt, today reported financial results for the first quarter ended March 31, 2008. Net income totaled $0.5 million, or $0.02 per basic and diluted share. This reflects the impact of the Company’s transformation to an equity REIT, which began with previously announced investments in Cambridge Holdings Incorporated (“Cambridge”) and Senior Management Concepts, LLC (“SMC”) on December 31, 2007. The Company’s non-cash loss from investments in partially-owned entities was $1.1 million, largely as a result of depreciation on the Cambridge properties at the Company’s stepped-up investment basis.

Funds from Operations (FFO) for the first quarter of 2008 were $2.8 million, or $0.13 per basic and diluted share. Adjusted Funds from Operation (AFFO) amounted to $3.5 million, or $0.17 per basic and diluted share. FFO is the result of adding back to net income our share of depreciation and amortization of real property related to our equity in the Cambridge properties. In addition, AFFO adds back other non-cash expenses such as stock-based compensation and the unrealized loss on the revaluation of partnership units issued in connection with our investment in the Cambridge properties. The upward revaluation of the partnership units primarily resulted from Cambridge posting better than anticipated results for the quarter.

F. Scott Kellman, Chief Executive Officer, stated, “Care’s year end equity investments significantly mitigated the effect of the first quarter’s downward trend in LIBOR. We are pleased to note that implementation of our equity strategy offset the effect of falling rates on our mortgage portfolio, and allowed us to report $0.17 of AFFO for the quarter”.

Care Investment Trust, Inc.

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Portfolio Activity

Investment in Net Leased Property

On March 31, 2008, Care acquired Sioux City II, a 35 unit Alzheimer’s facility in Sioux City, Iowa, from Bickford Senior Living Group, LLC, a wholly-owned subsidiary of EBY Realty Group, LLC, for $3.5 million, and entered into a sale leaseback arrangement with the seller who remains as the operator of the property. The property is triple-net leased to the operator for 15 years at an initial lease rate equal to nine percent of the purchase price with three percent annual escalations. As the transaction closed on March 31, 2008, there is no income or loss recorded related to this investment for the period ended March 31, 2008.

Loan Portfolio

During the 2008 first quarter, the Company recorded approximately $10.9 million of loans to new and existing portfolio clients. Net investments in loans were $246.2 million as of March 31, 2008, all of which were floating rate. The weighted average spread on the portfolio at March 31, 2008 was 3.43 percent over one-month LIBOR and the average maturity of the portfolio was approximately three years. The effective yield on the portfolio was 7.85 percent for the quarter ended March 31, 2008.

Operating Activities

The Company generated total revenues of $4.8 million during the 2008 first quarter which included interest income on investments from loans of $4.7 million and other income of $0.1 million. Other income resulted primarily from interest earned on cash balances.

The Company incurred $2.7 million in operating expenses in the three months ended March 31, 2008, which included $1.3 million in management fees, $1.1 million in marketing, general and administrative expenses, and $0.3 million in other expense. Other expense resulted from an accrued loss on a prepayment of a loan made subsequent to the end of the quarter.

Care’s net loss from investments in partially-owned entities amounted to $1.1 million for the three months ended March 31, 2008 and consisted of a $1.4 million loss related to the Company’s investment in the Cambridge properties, offset by $0.3 million in equity income from the Company’s investment in SMC.

Interest expense on the $38.5 million outstanding under the Company’s warehouse line of credit amounted to $0.4 million for the first quarter of 2008. The effective interest rate paid on the debt was 4.39 percent.

Liquidity and Funding

At March 31, 2008, Care had $14.9 million in cash and cash equivalents. On April 15, 2008, a borrower prepaid its current loan obligation of $27.2 million, along with a $0.3 million prepayment fee, in accordance with the terms of the underlying loan agreement. The Company plans to redeploy these funds for additional investments in healthcare-related real estate. Currently, Care has $44.2 million in cash and cash equivalents.

Dividends

The Company’s Board of Directors declared a dividend of $0.17 per share of common stock for the first quarter 2008. The dividend is payable on June 6, 2008 to common shareholders of record on May 23, 2008.

Conference Call Details

The Company will host a conference call on Thursday, May 15, 2008, at 11:00 a.m. Eastern Time to discuss the first quarter results. The call may be accessed live by dialing 800-240-7305 or by visiting the Company’s website at www.carereit.com.

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Care Investment Trust, Inc.

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Investors may access a replay by dialing 800-405-2236, passcode 11113141, which will be available through May 23, 2008. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.

About Care Investment Trust

Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt. It is externally managed and advised by CIT Healthcare LLC, a wholly-owned subsidiary of CIT Group Inc.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust’s Annual Report on Form 10-K for the year ended December 31, 2007. Care Investment Trust is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Funds from Operations and Adjusted Funds from Operations

Funds from Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

NAREIT currently defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Adjusted Funds from Operations

Adjusted Funds from Operations, or AFFO, is a non-GAAP financial measure. The Company computes AFFO in accordance with our management agreement’s definition of FFO and as such it may not be comparable to AFFO reported by other REITs that do not compute AFFO on the same basis. The Company’s management agreement defines FFO, for purposes of the agreement, to mean net income (loss) (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus depreciation and amortization on real estate assets and non-cash equity compensation expense, and after adjustments for unconsolidated partnerships and joint ventures; provided, that the foregoing calculation of Funds From Operations shall be adjusted to exclude one-time events pursuant to changes in GAAP and may be adjusted to exclude other non-cash charges after discussion between the Manager and the independent directors, and approval by the majority of the independent directors in the case of non-cash charges.

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Care Investment Trust, Inc.

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The Company believes that FFO and AFFO are helpful to investors as measures of the performance of a REIT because, along with cash flow from operating activities, financing activities and investing activities, FFO and AFFO provide investors with an indication of our ability to incur and service debt, to make investments and to fund other cash needs. AFFO, as defined in our agreement with our Manager, also provides the basis for the computation of the amount of any Management Incentive Fee earned by our Manager.

Neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions.

For more information on the company, please visit the company’s website at www.carereit.com

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FOR FURTHER INFORMATION:
AT CARE INVESTMENT TRUST:	AT FINANCIAL RELATIONS BOARD:
Robert O’Neill	Leslie Loyet
Chief Financial Officer	Analysts/Investors
(973) 740-5115	(312) 640-6672
robert.oneill@carereit.com	lloyet@frbir.com

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Care Investment Trust Inc. and Subsidiaries

Consolidated Balance Sheet - (Unaudited)

(dollars in thousands - except share and per share data)

	March 31, 2008	December 31, 2007
Assets:
Cash and cash equivalents	$14,889	$15,319
Investments in loans	246,186	236,833
Investments in partially-owned entities	71,076	72,353
Investment in net leased property	2,970	—
Accrued interest receivable	1,511	1,899
Other assets	2,740	1,994
Total Assets	$339,372	$328,398
Liabilities and Stockholders’ Equity
Liabilities:
Borrowing under warehouse line of credit	$38,496	$25,000
Accounts payable and accrued expenses	823	1,509
Accrued expenses payable to related party	3,146	3,119
Obligation to issue operating partnership units	3,024	2,850
Other liabilities	3,476	2,585
Total Liabilities	48,965	35,063
Stockholders’ Equity:
Common stock: $0.001 par value, 250,000,000 shares authorized, 21,023,403 and 21,017,588 shares issued and outstanding, respectively	21	21
Additional paid-in-capital	298,631	298,444
Accumulated deficit	(8,245)	(5,130)
Total Stockholders’ Equity	290,407	293,335
Total Liabilities and Stockholders’ Equity	$339,372	$328,398

Care Investment Trust Inc. and Subsidiaries

Consolidated Statement of Operations - Unaudited

(dollars in thousands - except share and per share data)

Three Months Ended March 31, 2008
Revenues
Income from investments in loans	$4,687
Other income	147
Total Revenues	4,834
Expenses
Management fees to related party	1,294
Marketing, general and administrative (including stock-based compensation expense of $187)	1,045
Other expense	317
Total Expenses	2,656
Income from operations	2,178
Loss from investments in partially-owned entities	(1,108)
Unrealized loss on derivative instruments	(195)
Interest expense	(416)
Net income	$459
Earnings per share
Net income, basic and diluted	0.02
Basic and diluted weighted average common shares outstanding	$20,875,070

Note: Care Investment Trust commenced operations on June 22, 2007; therefore, there is no prior year data available for comparison

Care Investment Trust Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures - Unaudited

(dollars in thousands - except share and per share data)

	Three Months Ended March 31, 2008
	Funds from Operations	Adjusted Funds from Operations

Net income (GAAP)	$459	$459
Add:
Proportionate share of depreciation and amortization of real property related to equity in partially-owned entities	2,327	2,327
Loss on prepayment of mortgage loan	—	317
Stock-based compensation	—	187
Unrealized loss on revaluation of obligation to issue partnership units	—	174
Funds From Operations and Adjusted Funds from Operations	$2,786	$3,464
FFO and AFFO per share, basic and diluted	$0.13	$0.17
Weighted average shares outstanding - basic and diluted	20,875,070	20,875,070